EXHIBIT 10.1

EXECUTION VERSION

SECOND AMENDMENT TO LOAN AND SERVICING AGREEMENT (this “Amendment”), dated as of November 15, 2024 (the “Amendment Date”), among Overland Financing MS, LLC, a Delaware limited liability company, as the borrower (the “Borrower”), Overland Advantage, a Delaware statutory trust, as the servicer (the “Servicer”), Morgan Stanley Bank, N.A., as lender (the “Lender”), and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the Servicer, the Lender and the Administrative Agent are party to that certain Loan and Servicing Agreement, dated as of February 22, 2024 (as the same may be amended, modified or supplemented prior to the Amendment Date in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among the Borrower, the Servicer, Overland Advantage, as the transferor, the Lender, each of the other lenders from time to time party thereto, the Administrative Agent and Wilmington Trust, National Association, as the collateral agent, as the account bank and as the collateral custodian, providing, among other things, for the making and the administration of the Advances by the lenders to the Borrower; and

WHEREAS, the Borrower, the Servicer, the Lender and the Administrative Agent desire to amend certain provisions of the Loan and Servicing Agreement, in accordance with Section 12.01 thereof and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions
SECTION 1.1.
Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Servicing Agreement.
ARTICLE II

Amendments to Loan and Servicing Agreement

SECTION 2.1.
As of the Amendment Date, the Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Appendix A hereto.

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ARTICLE III

Representations and Warranties

SECTION 3.1.
The Borrower and the Servicer hereby represent and warrant to the Administrative Agent and the Lender that, as of the Amendment Date, (i) no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan and Servicing Agreement are true and correct in all material respects on and as of such day.
ARTICLE IV

Conditions Precedent
SECTION 4.1.
This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:
(a)
its execution and delivery by each party hereto; and
(b)
the payment by the Borrower in immediately available funds of any fees (including reasonable and documented fees, disbursements and other charges of outside counsel to the Administrative Agent) to be received on the Amendment Date.
ARTICLE V

Miscellaneous

SECTION 5.1.
Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
SECTION 5.2.
Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 5.3.
Ratification. Except as expressly amended hereby, the Loan and Servicing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Servicing Agreement for all purposes.
SECTION 5.4.
Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

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SECTION 5.5.
Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

OVERLAND FINANCING MS, LLC

By: Overland Advantage, its Designated Manager

By: /s/ Gavin Baiera
Name: Gavin Baiera
Title: Chief Executive Officer

[Signature Page to Second Amendment to Loan and Servicing Agreement]

SERVICER:

OVERLAND ADVANTAGE

By: /s/ Gavin Baiera
Name: Gavin Baiera
Title: Chief Executive Officer

[Signature Page to Second Amendment to Loan and Servicing Agreement]

ADMINISTRATIVE AGENT:

MORGAN STANLEY SENIOR FUNDING, INC.

By: /s/ Aditya Bhatla
Name: Aditya Bhatla
Title: Authorized Signatory

[Signature Page to Second Amendment to Loan and Servicing Agreement]

LENDER:

MORGAN STANLEY BANK, N.A.

By: /s/ Keenan McBride
Name: Keenan McBride
Title: Authorized Signatory

[Signature Page to Second Amendment to Loan and Servicing Agreement]

APPENDIX A

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EXECUTION VERSION

Conformed through ~~First~~Second Amendment dated ~~June 6~~November 15, 2024

Up to U.S. $300,000,000

LOAN AND SERVICING AGREEMENT

Dated as of February 22, 2024

among

OVERLAND FINANCING MS, LLC,
as the Borrower

OVERLAND ADVANTAGE,
as the Transferor

OVERLAND ADVANTAGE,
as the Servicer

MORGAN STANLEY SENIOR FUNDING, INC.,
as the Administrative Agent

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,
as the Lenders

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Collateral Agent, Account Bank and Collateral Custodian

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(continued)

		Page

Section 3.04	Conditions to Acquisition of Loan Assets	94

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01	Representations and Warranties of the Borrower	96
Section 4.02	Representations and Warranties of the Borrower Relating to this Agreement and the Collateral	104
Section 4.03	Representations and Warranties of the Servicer	105
Section 4.04	Representations and Warranties of the Collateral Agent	109
Section 4.05	Representations and Warranties of the Collateral Custodian	110

ARTICLE V

GENERAL COVENANTS

Section 5.01	Affirmative Covenants of the Borrower	111
Section 5.02	Negative Covenants of the Borrower	118
Section 5.03	Affirmative Covenants of the Servicer	121
Section 5.04	Negative Covenants of the Servicer	125
Section 5.05	Affirmative Covenants of the Collateral Agent	126
Section 5.06	Negative Covenants of the Collateral Agent	~~126~~127
Section 5.07	Affirmative Covenants of the Collateral Custodian	~~126~~127
Section 5.08	Negative Covenants of the Collateral Custodian	127

ARTICLE VI

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 6.01	Appointment and Designation of the Servicer	~~127~~128
Section 6.02	Duties of the Servicer	129
Section 6.03	Authorization of the Servicer	131
Section 6.04	Collection of Payments; Accounts	132
Section 6.05	Realization Upon Loan Assets	134
Section 6.06	Servicer Compensation	135
Section 6.07	Payment of Certain Expenses by Servicer	135
Section 6.08	Reports to the Administrative Agent; Account Statements; Servicer Information	135
Section 6.09	Annual Statement as to Compliance	~~137~~138
Section 6.10	Annual Independent Public Accountant's Servicing Reports	138
Section 6.11	Procedural Review of Loan Assets; Access to Servicer and Servicer's Records	138

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(continued)

		Page

Section 6.12	The Servicer Not to Resign	139
Section 6.13	Required Sale Assets	139

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01	Events of Default	~~139~~140
Section 7.02	Additional Remedies of the Administrative Agent	143
Section 7.03	Option to Purchase Collateral	~~145~~146

ARTICLE VIII

INDEMNIFICATION

Section 8.01	Indemnities by the Borrower	146
Section 8.02	Indemnities by Servicer	~~147~~148
Section 8.03	Waiver of Certain Claims	148
Section 8.04	Legal Proceedings	~~148~~149
Section 8.05	After-Tax Basis	149

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.01	The Administrative Agent	~~149~~150
Section 9.02	Reallocation of Advances	153

ARTICLE X

COLLATERAL AGENT

Section 10.01	Designation of Collateral Agent	~~153~~154
Section 10.02	Duties of Collateral Agent	154
Section 10.03	Merger or Consolidation	~~157~~158
Section 10.04	Collateral Agent Compensation	158
Section 10.05	Collateral Agent Removal	158
Section 10.06	Limitation on Liability	158
Section 10.07	Collateral Agent Resignation	160

ARTICLE XI

COLLATERAL CUSTODIAN

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(continued)

		Page

Section 11.01	Designation of Collateral Custodian	160

Section 11.02	Duties of Collateral Custodian	161
Section 11.03	Merger or Consolidation	~~163~~164
Section 11.04	Collateral Custodian Compensation	~~163~~164
Section 11.05	Collateral Custodian Removal	164
Section 11.06	Limitation on Liability	164
Section 11.07	Collateral Custodian Resignation	165
Section 11.08	Release of Documents	~~165~~166
Section 11.09	Return of Required Loan Documents	166
Section 11.10	Access to Certain Documentation and Information Regarding the Collateral	~~166~~167
Section 11.11	Bailment	167

ARTICLE XII

MISCELLANEOUS

Section 12.01	Amendments and Waivers	167
Section 12.02	Notices, Etc.	168
Section 12.03	No Waiver; Remedies	170
Section 12.04	Binding Effect; Assignability; Multiple Lenders	170
Section 12.05	Term of This Agreement	171
Section 12.06	GOVERNING LAW; JURY WAIVER	171
Section 12.07	Costs, Expenses and Taxes	173
Section 12.08	Further Assurances	173
Section 12.09	Recourse Against Certain Parties	~~173~~174
Section 12.10	Execution in Counterparts; Severability; Integration	174
Section 12.11	Characterization of Conveyances Pursuant to the Purchase and Sale Agreement	~~174~~175
Section 12.12	Confidentiality	~~175~~176
Section 12.13	Waiver of Set Off	177
Section 12.14	Headings and Exhibits	177
Section 12.15	Ratable Payments	177
Section 12.16	Failure of Borrower or Servicer to Perform Certain Obligations	~~177~~178
Section 12.17	Power of Attorney	~~177~~178
Section 12.18	Delivery of Termination Statements, Releases, etc.	178
Section 12.19	Non-Petition	178
Section 12.20	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	179
Section 12.21	Return of Certain Payments	179

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"Agreement" means this Loan and Servicing Agreement, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms hereof.

"Amortization Period" means the period commencing on the Commitment Termination Date and ending on the Collection Date.

"Anti-Corruption Laws" means, collectively, (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption.

"Anti-Money Laundering Laws" means laws, regulations and sanctions, state and federal, criminal and civil that: (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) require identification and documentation of the parties with whom a financial institution conducts business; or (c) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by the Patriot Act, and the Money Laundering Control Act of 1986, including the laws relating to prevention and detection of money laundering under 18 USC Section 1956 and 1957.

"Applicable Law" means for any Person, all existing laws, rules, regulations, to the extent applicable to such Person or its property or assets, all statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and published interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

"Applicable Margin" means (a) during the Ramp-Up Period, 1.70% per annum, (b)(i)
after the Ramp-Up Period through the ~~three~~eight-month anniversary thereof, 2.10% and (ii) after the ~~three~~eight-month anniversary of the Ramp-Up Period and during the Revolving Period,
2.35% per annum, and (c) during the Amortization Period, 2.85% per annum; provided that, at any time during the existence of an Event of Default or after the automatic occurrence or declaration of the Facility Maturity Date, the Applicable Margin shall be increased by an additional 2.00% per annum, which shall be reflected in the notice provided pursuant to Section 2.03.

"Approval Notice" means, with respect to any Eligible Loan Asset (other than a Specified Loan Asset), the written notice, which may be distributed via email, substantially in the form attached hereto, or otherwise containing the same representations and information, as Exhibit A, evidencing (i) the approval by the Administrative Agent, in its sole and absolute discretion, of the acquisition or origination, as applicable, of such Eligible Loan Asset by the Borrower, and
(ii) the determination of the Advance Rate in respect of such Eligible Loan Asset, by the Administrative Agent, in its sole and absolute discretion.

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"Approved Broker/Dealer" means any of Bank of America/Merrill Lynch; Barclays Bank plc; Citibank, N.A.; Deutsche Bank AG; Goldman Sachs & Co.; JPMorgan Chase Bank, N.A.;

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(a)
not more than 5.0% of the Concentration Denominator may consist of Eligible
Loan Assets that are Cov-Lite Loan Assets issued by any Obligor that has a most recently reported EBITDA as of the Cut-Off Date of less than $75,000,000;
(b)
not more than 5.0% of the Concentration Denominator may consist of Eligible
Loan Assets that are Recurring Revenue Loans;
(c)
not more than 25.0% of the Concentration Denominator may consist of Eligible Loan Assets (other than any Broadly Syndicated Loan) with a Total Leverage Ratio of greater than 6.50:1.00 as of the date of determination;
(d)
not more than 5.0% of the Concentration Denominator may consist of Eligible
Loan Assets that are PIK Loan Assets (other than any PIK Loan Asset that has a ~~minimum cash spread~~Minimum Cash Spread of at least 5.0% and such spread is payable at least quarterly);
(e)
not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets with (x) an issuer credit rating by Standard & Poor’s of “CCC+” or below or (y) a Moody’s corporate family rating of “Caa1” or below;
(f)
not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets other than Recurring Revenue Loans that are issued by an Obligor that has an EBITDA of less than $25,000,000; and
(g)
not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets with an Obligor domiciled in a Qualified Jurisdiction other than the United States.

"Constituent Documents" means in respect of any Person, the certificate or articles of formation, incorporation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents), articles of association and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof. For the avoidance of doubt, the "Constituent Documents" of the Borrower include, the Borrower Consent, the Borrower Certificate of Formation and the Borrower LLC Agreement.

"Control Agreement" means that certain Control Agreement, dated as of the Closing
Date, among the Borrower, Wilmington Trust, National Association, as the securities intermediary and the Collateral Agent, which agreement relates to the Controlled Accounts, as such agreement may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

"Controlled Accounts" means the Collection Account, the Unfunded Exposure Account and the Payment Account.

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Diversity Score (x)	Maximum Portfolio Advance Rate
x < 6.0	0.0%
6.0 ≤ x < 8.0	25.0%
8.0 ≤ x < 10.0	40.0%
10.0 ≤ x < 15.0	50.0%
x ≥ 15.0	65% (70.0% during the Ramp-Up Period only)

"Measurement Date" means each of the following dates: (a) the Closing Date; (b) each Reporting Date occurring in a calendar month in which a Payment Date does not occur; (c) each Payment Date; (d) each Determination Date; (e) the last day of each Remittance Period; (f) the date as of which an Advance or reduction of the Advances Outstanding is requested; (g) the date as of which a release of Principal Collections is requested pursuant to Section 2.18; (h) the date of any Discretionary Sale described in Section 2.07(a); (i) the date as of which the Servicer obtains actual knowledge of any Value Adjustment Event; (j) the date as of which a Borrowing Base Deficiency occurs; (k) the last day of the Revolving Period; and (l) any other date reasonably requested by the Administrative Agent.

"Minimum Cash Spread" means, with respect to any PIK Loan Asset (i) which is a floating rate Loan Asset, the minimum contractual required per annum applicable margin (excluding the related benchmark or index rate) at which it must pay interest in cash as set forth in the related Underlying Instruments, and (ii) which is a fixed rate Loan Asset, the minimum contractual required per annum rate at which it must pay interest in cash as set forth in the related Underlying Instruments minus the Benchmark applicable to such fixed rate Loan Asset. By way of illustration, if a floating rate Loan Asset bears interest at Term SOFR plus an applicable margin of 6.00% per annum, and the related Obligor has the right to elect to defer or capitalize interest under the Underlying Instrument up to 2.50% of the applicable margin component of such interest for any interest period (plus any required step-up to such applicable margin), then the Minimum Cash Spread with respect to such Loan Asset shall be 3.50% per annum. By way of further illustration, if a fixed rate Loan Asset that is a PIK Loan Asset bears interest at an applicable fixed rate of 9.00% per annum, the applicable current Benchmark is
3.00% per annum, and the related Obligor has the right to elect to defer or capitalize interest up to 2.50% of such interest for any interest period, then the Minimum Cash Spread with respect to such Loan Asset shall be 3.50% per annum.

"Minimum Equity Amount" means 15% of the Facility Amount.

"Minimum Utilization" means (a) on any day following the Ramp-Up Period and prior to the end of the Revolving Period, 65% of the Facility Amount, and (b) at all other times, 0%.

"Moody's" means Moody's Investors Service, Inc. (or its successors in interest).

"Morgan Stanley" means Morgan Stanley Bank, N.A., and its successors and assigns.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the applicable Person or any ERISA Affiliate of that Person contributed or had

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such duties immediately prior to such assignment, (d) for which the Administrative Agent and the Collateral Agent have received all “know your customer” documentation and information requested in its sole discretion or required by regulatory authorities and (e) that shall assume the obligations of the Servicer.

"Qualified Jurisdiction" means any of the United States and Canada.

"Ramp-Up Period" means the period beginning on the Closing Date and (i) with respect to the definition of “Applicable Margin”, ending on the six (6)-month anniversary thereof, (ii)
with respect to the definitions of “Diversity Test” and “Minimum Utilization”, “ending on the nine (9)-month anniversary thereof and (ii) with respect to the definitions of “Concentration Denominator”, ~~Diversity Test”,~~ “Maximum Portfolio Advance Rate”, ~~“Minimum Utilization”,~~ “Portfolio ICR Test” and “Weighted Average Spread Test”, ending on the ~~nine~~fourteen
(~~9~~14)-month anniversary thereof.

"Recipient" means the Administrative Agent and any Lender, as applicable.

"Recipient Lender" has the meaning assigned to such term in Section 12.21(a).

"Records" means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Loan Assets or maintained with respect to the Loan Assets and the related Obligors that the Borrower, the Transferor or the Servicer have generated, in which the Borrower has acquired an interest pursuant to the Purchase and Sale Agreement or in which the Borrower or the Transferor have otherwise obtained an interest.

"Recoveries" means, with respect to any Defaulted Loan, the proceeds from the sale of the Related Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset (without duplication) or the Related Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such
Loan Asset, as applicable, to be refunded to the related Obligor.

"Recurring Revenue" means, with respect to any Eligible Loan Assets that are Recurring Revenue Loans, the definition of annualized recurring revenue used in the Underlying
Instruments for each such Eligible Loan Asset, or any comparable term for "Revenue",
"Recurring Revenue" or "Adjusted Revenue" in the Underlying Instruments for each such
Eligible Loan Asset or if there is no such term in the Underlying Instruments, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Servicer (including, without limitation, software as a service subscription revenue), of the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Eligible Loan Asset pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP).

"Recurring Revenue Loan" means any Loan Asset that otherwise satisfies all of the requirements set forth in the definition of "First Lien Loan" except that (i) it is underwritten based on the Recurring Revenue of the Obligor, as determined by the Administrative Agent, in consultation with the Servicer, and designated as such in the related Approval Notice, and (ii)

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Borrower has all necessary consents, licenses, approvals, authorizations and permits to purchase and own such Loan Assets and enter into Underlying Instruments pursuant to which such Loan Asset was created, in the State where the Obligor is located (to the extent required by Applicable Law).

25.
There are no proceedings pending or, to the Borrower's knowledge, threatened (a) asserting insolvency of the Obligor of such Loan Asset, or (b) wherein the Obligor of such Loan Asset, any other obligated party or any Governmental Authority has alleged that such Loan
Asset or the Underlying Instruments which creates such Loan Asset is illegal or unenforceable.
26.
Each such Loan Asset requires the related Obligor to pay all material maintenance, repair, insurance and taxes, together with all other material ancillary costs and expenses, with respect to the Related Collateral.
27.
To the knowledge of the Borrower and the Servicer, the Related Collateral to
each such Loan Asset has not, and will not, be used by the related Obligor in any manner or for any purpose which would result in any material risk of liability being imposed upon the
Transferor, the Borrower, the Administrative Agent or the Lenders under any federal, state, local or foreign laws, common laws, statutes, codes, ordinances, rules, regulations, permits, judgments, agreements or order related to or addressing the environment, health or safety.
28.
Each such Loan Asset has an original term to maturity of not greater than seven
(7) years or, if such Loan Asset is a Second Lien Loan, an original term to maturity of not greater than eight (8) years.
29.
Each such Loan Asset does not contain confidentiality restrictions that would prohibit the Administrative Agent or the Lenders from accessing all necessary information (as required to be provided pursuant to the Transaction Documents) with regards to such Loan
Asset.
30.
No such Loan Asset is a PIK Loan Asset, unless such Loan Asset has a ~~minimum cash spread~~Minimum Cash Spread of at least 4.0% and such spread is payable at least quarterly.
31.
Each such Loan Asset (a) was originated and underwritten, or purchased and re-underwritten, by the Transferor or the Servicer including, without limitation, the completion of a due diligence and, if applicable, a collateral assessment and (b) is being serviced by the Servicer in accordance with the Servicing Standard.
32.
[Reserved].
33.
[Reserved].
34.
Each such Loan Asset is not an extension of credit by the Transferor to the
Obligor for the purpose of (a) making any past due principal, interest or other payments due on such Loan Asset, (b) preventing such Loan Asset or any other loan to the related Obligor from becoming past due or (c) preventing such Loan Asset from becoming defaulted.

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